SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
              Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported)  November 30, 1995

                        REALTY SOUTHWEST FUND III, LTD.
             (Exact name of registrant as specified in its charter)



 Texas                            0-14459              76-0113542
(State or other jurisdiction)  (Commission          (IRS Employer
of incorporation              File Number)          Identification No.)



265 Franklin Street, Boston, Massachusetts                02110
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (617) 439-8118



     (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

                        REALTY SOUTHWEST FUND III, LTD.

ITEM 2 - DISPOSITION OF ASSETS

  Summerview Apartments, Atlanta, GA

  Disposition Date - November 30, 1995

Effective November 30, 1995, Realty Southwest III, Ltd. (the "Partnership") sold its joint venture interest in the Summerview Apartments to its co-venture partner for $25,000 as part of a formal liquidation of the Partnership currently underway. While Summerview Apartments is currently operating in compliance with the mortgage debt agreement, cash flow from operations does not fully cover the current debt service requirements. For the past few years, the venture has struggled to remain current on its debt service obligations by extending the payment periods on its trade payables and deferring certain property maintenance expenses. During fiscal 1995, the Partnership's co-venture partner contributed approximately $40,000 to the venture because there was not sufficient cash to make a required real estate tax payment. Although the venture remained in compliance with its debt service obligations during fiscal 1995, cash flow deficits continued during the current fiscal year and have resulted in a technical default under the first mortgage loan agreement. Analysis of the property's operating cash flow indicated that the current and future value of the property is substantially below the principal balance of the debt. As a result of the above conditions, management believed that it was in the Limited Partners best interest to sell the Partnership's interest in the Summerview Associates, LTD. to its co-venture partner.

As previously reported, due to the depressed economic conditions and a real estate recession unparalleled in recent history, ten of the Partnership's original twelve investment properties, representing 84% of the original investment portfolio, have been acquired through foreclosure actions by their respective lenders, transferred or sold with no significant return on invested capital to the Limited Partners to date. The respective debt balances on the two remaining real estate assets (including Summerview Apartments) greatly exceed the market value of the real estate collateral. The Partnership's ability to recover any portion of its investment in these properties was dependent on achieving significant discounts from the lenders. Despite every effort to restructure these loans, the lenders have been unwilling to make the necessary debt modification on satisfactory economic terms. As a result, and in light of the Partnership's limited cash reserves, management concluded that the costs of continued operations outweigh the limited opportunities for any future recoveries of invested capital, that a current liquidation of the Partnership would be in the best interest of the Limited Partners and has begun a formal liquidation of Realty Southwest Fund III, Ltd.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

  (a)  Financial Statements:  None

  (b)  Exhibits:

          (1) Assignment of Partnership Interest in Summerview Associates, LTD., by and among Realty Southwest Fund III, Ltd. (the "Assignor"), Marro Associates, L.L.C. (the "Assignee"), and George H. Lane, III (the "General Partner").

                            FORM 8-K

                         CURRENT REPORT

                        REALTY SOUTHWEST FUND III, LTD.


                           SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             REALTY SOUTHWEST III, LTD.
                                  (Registrant)





                         By:/s/ Walter V. Arnold
                           Walter V. Arnold
                           Senior Vice President and
                           Chief Financial Officer





December 21, 1995




exhibit 1.

              ASSIGNMENT OF PARTNERSHIP INTEREST IN

                  SUMMERVIEW ASSOCIATES, LTD.,

                  A GEORGIA LIMITED PARTNERSHIP


     This Assignment, made effective as of the 22nd day of June, 1995, by and among REALTY SOUTHWEST FUND III, LTD., a Texas limited partnership (the "Assignor"), owner of a general partner interest in SUMMERVIEW ASSOCIATES, LTD., a Georgia limited partnership (the "Partnership"), MARRO ASSOCIATES, L.L.C. ("Assignee") and GEORGE H. LANE, III ("General Partner").

                      W I T N E S S E T H :

     WHEREAS, Assignor is the owner of a general partner interest ("Interest") in the Partnership and desires to assign, transfer and set over the Interest to the Assignee; and

     WHEREAS, Assignee desires to acquire Assignor's Interest, and thereafter to hold the Interest as a general partner; and

     WHEREAS, the General Partner desires to evidence his consent to such assignment by joining in the execution hereof and to enter into certain agreements with the Assignor regarding the Interest;

     NOW, THEREFORE, for the sum of $25,000 plus other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Assignor and in consideration of the premises and mutual benefits to be derived herefrom it is agreed as follows:

     1. Assignor hereby assigns, transfers and sets over the Interest unto the Assignee, without recourse, and without representation or warranty, expressed or implied or created by operation of law, except for those specifically set forth in this Assignment. Assignor warrants and represents to Assignee that Assignor owns legal title to the Interests, that the Interest has not been pledged, assigned or optioned to any other party, that Assignor has the full authority to execute this Assignment and that no further consent from Assignor shall be necessary to vest full legal title in the Interest in Assignee.

     2. The Assignee hereby accepts and adopts the terms and provisions of the Agreement of Limited Partnership of the Partnership (the "Agreement"), as amended.

     3. The Assignee, in its capacity as a general partner of the Partnership, further hereby assumes, as of the effective date of this Assignment, all obligations of Assignor under the Agreement, as a general partner of the Partnership, existing or arising as of or subsequent to the date hereof, including, but not limited to, Assignor's liability, as a general partner of the Partnership, to existing and future creditors of the Partnership, taxing authorities having claims for taxes against the Partnership and claimants in tort, contract and equity having a claim against the Partnership.

     4. The General Partner agrees that this Assignment is fully effective under the conditions of the Agreement and hereby consents to his capacity as a General Partner and as the sole limited partner to the substitution, as to the Interest, of the Assignee, as a general partner in the Partnership.

     5. The Assignee and the General Partner agree to indemnify and hold harmless the Assignor from any and all claims, losses, costs and expenses arising out of this Assignment and Assignee's failure to discharge the obligations assumed by Assignee under this Assignment and to any breach of Assignee's agreements under this Assignment.

     6. The Assignee and General Partner agree to perform any and all acts which may be required by the laws of the State of Georgia and any governmental authority in the State of Georgia with jurisdiction over the Partnership with respect to the withdrawal of a general partner from a partnership doing business in Georgia.

     7. The parties hereto agree that in the event any party to this Assignment brings a claim against one or more parties to this Assignment alleging a breach of any representation, warranty, or covenant contained in this Assignment, the party or parties which are adjudged to have caused any such breach (the "Responsible Party") shall be fully liable therefor to the parties bringing such action for all claims, damages, taxes, or liabilities of any kind and, if there be more than one Responsible Party, such liability shall be joint and several. Any Responsible Party shall have no rights of contribution, indemnity or subrogation against any party to this Assignment which is not a Responsible Party, all such rights being hereby irrevocably waived, and each Responsible Party shall indemnify and hold harmless any party to this Assignment that is not a Responsible Party from any and all claims, damages, or liabilities of any kind based upon any breach hereof which has been adjudged to have been caused by such Responsible Party.

     8. This Assignment is binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and assigns.

     EXECUTED by Assignor as of the 22nd day of June, 1995.

                              REALTY SOUTHWEST FUND III, LTD.,
                                a Texas limited partnership



                              By:/s/ John B. Watts III
                              Name:     John B. Watts III
                              Title:    Senior Vice President



     EXECUTED by Assignee as of this 15th day of March, 1995.


                              MARRO ASSOCIATES, L. L. C.



                              By:/s/ Marc S. Pollack
                              Marc S. Pollock, Manager


     EXECUTED by George H. Lane, III as of this 15th day of March, 1995.



                              /s/ George H. Lane, III
                              GEORGE H. LANE, III, as a general
                                partner and as a limited partner